EX-10.41
                                Services Agreement

                               SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this "Agreement"), entered into as of the 29th day of October, 1996, by and between PACIFIC & EASTERN DIGITAL TRANSMISSION SERVICES, INC., a Colorado corporation ("PEDTS"), with principal offices at 9605 East Maroon Circle, Englewood, Colorado 80112, ICG TELECOM GROUP, INC., a Colorado corporation, with principal offices at 9605 East Maroon Circle, Englewood, Colorado, 80112 and ADVANCED RADIO TECHNOLOGIES CORPORATION, a Delaware corporation ("ART"), with principal offices at Suite 2600, 500 108th Avenue N.E., Bellevue, Washington 98004.

WHEREAS, PEDTS has been granted authorizations for certain 38GHZ microwave systems ("Authorizations") by the Federal Communications Commission ("FCC");

WHEREAS, PEDTS has an existing relationship with ICG Holdings, Inc. the parent company of ICG Telecom Group, Inc. in the form of an option (the "Option") allowing the transfer of the authorizations to ICG Telecom Group, Inc. (collectively ICG Holdings, Inc. and its parent, Affiliates and subsidiaries, "ICG");

WHEREAS, ART desires to obtain access to and use of the Authorizations for its 38GHZ business; and

WHEREAS, PEDTS and/or ICG desire to grant ART, in accordance with the FCC's rules and policies, use of the Authorizations immediately and a right of first refusal to purchase the Authorizations.

NOW THEREFORE, the parties, intending to be legally bound, in consideration of the promises and respective covenants, representations and warranties contained herein, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

"Affiliate" shall mean as to any Person (as hereinafter defined) any other Person whom the first Person controls, is controlled by or is under direct common control with the other Person.

"Audit Rights" shall mean the reasonable right of Licensee (as hereinafter defined) to audit the books and records of ART, including all databases relating to the use of the Authorizations, for a specific purpose. The audit must be conducted during Business Hours and subject to the confidentiality provisions provided herein. ART shall be given at least two weeks notice of the audit. The Licensee shall bear the entire cost of the audit, including, without limitation, the cost of outside auditors, duplication of books and records and overtime by ART employees, if any. Licensee covenants and agrees that it will not disclose any information obtained by it in connection with such audits or reports and will not use such information for any other purpose.


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"Authorizations" shall mean the authorizations for 38GHZ Systems granted to
PEDTS or ICG by the FCC, listed in Exhibit 1 to this Agreement.

"Business Days" shall mean the days of the week from Monday through Friday, excluding federal holidays and holidays for ART and/or ICG employees.

"Business Hours" shall mean the hours between 9 AM and 5 PM, Pacific Time, during Business Days.

"Circuit" shall mean a transmission path between two Customer connection points consisting of any individual DS-1s or DS-3s provided in total or in part by ART.

"Construction Requirements" shall mean those build-out requirements imposed from time to time by the FCC to avoid a forfeiture of the license.

"Customer" shall mean the Person who receives Services from ART and is responsible for payment to ART for Services.

"Datarate" shall mean the transmission rate of a Circuit, phrased in mbps or the surrogate for certain datarates, such as DS-1s or DS-3s.

"DS-1" shall mean a Circuit having a Datarate of 1.544 mbps.

"DS-3" shall mean a Circuit having a Datarate of 45 mbps.

"Equipment" shall mean the ODU, antenna, mounting apparatus, the IDU, connecting cables and all ancillary equipment such as modems and multiplexing equipment that is part of the Service and is on ART's side of the interface with the Customer.

"Final Order" shall mean an order of a government agency or court that is no longer subject to reconsideration or to review or appeal by a higher authority.

"IDU" shall mean the indoor unit, usually located on the Customer's premises and consisting of the electronics that are not housed within the ODU, capable of receiving from or transmitting to the ODU over connecting cable.

"Licensed Operation" shall mean that ART has installed and placed into Operation sufficient facilities in an authorized service area to satisfy the then-existing construction requirements.

"Licensee" shall mean PEDTS and/or ICG Communications, Inc., depending upon which entity holds the licenses at any given time.

"Licenses" shall mean those Authorizations granted to PEDTS and/or ICG in the 38 GHz band that are listed in Exhibit 1.


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"Notice" shall mean notice as set forth in Section 14.11 hereof.

"ODU" shall mean the outdoor unit, usually located on a roof or tower, but sometimes on the inside of a window, and consisting typically of an antenna, mounting devices, such as a pole or tripod, and associated electronics, capable of receiving from or transmitting to the IDU over connecting cable.

"Operation" shall mean, in the case of a Circuit, that the Circuit is transporting data from one point of connection to a Customer to another point of connection to a Customer.

"Parties" shall mean ART and ICG in the event that ICG has closed on the Options; otherwise, the term shall include ART, ICG and PEDTS.

"Person" shall mean an individual or business entity, including without limitation a corporation, partnership, limited liability company, association or joint venture.

"Service" shall mean each of the services permitted by FCC rules and policies to be provided from time to time using the Authorizations identified in Exhibit 1.

"Service Area" shall mean the geographic area covered by the Authorizations that are listed in Exhibit 1.

"Site" shall mean the location of the radio transceiver, antenna and associated equipment that is one end of a Circuit.

"Term" shall have the meaning ascribed to it in Article IX.

"Use" shall mean the right to fully exploit the Authorizations in accordance with the rules and policies of the FCC and the terms and conditions stated therein, including without limitation the right to provide Services throughout the Service Areas to Affiliates or third parties to the maximum extent permitted by the FCC and to engage in all activities ancillary, complementary or supportive of the authorized Services, including without limitation sales and marketing.

"38 GHZ" shall mean the millimetric wave frequencies between 37.0 GHZ and 40.0 GHZ allocated to point-to-point and other services by the FCC.

                                   ARTICLE II
                         LIMITED EXCLUSIVE RIGHT OF USE

2.1 PEDTS or, in the event that ICG has exercised the Option and closed on the purchase of the Authorizations, ICG (collectively, "Licensee") hereby grants ART the exclusive right as against Third parties to Use the Authorizations for broadband millimetric wave services during the Term of this Agreement; provided that Licensee shall at all times retain its right to use the Authorizations.

2.2 ART's right of Use shall at all times be subordinate to the control of Licensee to the maximum extent required by the FCC. The Licensee shall have the right to order ART to cease


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transmission over any Circuit if: (i) there has been a material breach of this
Agreement by ART, ART has received Notice of the breach from Licensee and ART has failed to cure the breach within the time frames set forth for cure in Section l0.1 hereof ("Cure Time"); (ii) a Final Order has been issued by the FCC or another governmental agency or court with jurisdiction that requires ART to cease transmission; (iii) if PEDTS or ICG receives a Final Order, for any reasons whatsoever, to cease operation of a Circuit or Circuits sold by ART or its agents; or (iv) as deemed reasonably necessary by Licensee to retain control over the Authorizations as required by FCC rules and policies. ART shall be required to cease transmission on the date that the Cure Time elapses, that the Final Order becomes effective, or immediately under subsection (iv) of this
Section 2.2.

2.3 ART shall maintain a database of all Circuits operated by it ("Use Database"). The Use Database shall contain: (i) the name, address and contact numbers (voice, facsimile and e-mail) of the Customer; (ii) latitude and longitude and location address of each Site, including such information for the IDU and the ODU if they are not co-located; (iii) the Datarate of the Circuit;
(iv) the date that the Circuit became Operational; (v) the date that the Circuit was taken out of operation, if applicable; and (vi) technical information concerning the transmission facilities sufficient to enable Licensee to file such reports that are required to be filed by the FCC and by any other governmental agency, including without limitation the brand, model number and ART identification number of the radio transceiver at each Site. Licensee shall have the right to obtain additional information from ART concerning the operation of the Circuits to the extent that such additional information is readily available and the request is otherwise reasonable including without limitation considerations of scope, expense and time for responding. Licensee shall have an absolute right to obtain any additional information from ART necessary to comply with the FCC's rules and policies, or a direct request for information from the FCC. Licensee shall have: (i) access to and a right of inspection and duplication, at its cost, of the Use Database during Business Hours, upon five (5) Business Days advance Notice and (ii) Audit Rights. Licensee will not disclose to any of Licensee's sales personnel any Customer information obtained from ART in reports or audits to Licensee.

2.4 ART shall deliver to Licensee in a mutually-agreeable format within thirty
(30) days of the end of each month a certified report listing: (i) the Circuits installed in that month; (ii) the Circuits that were operational in all or part of the month; (iii) the amount of payment due to Licensee for each such Circuit for that month ("Monthly Use Report").

2.5 Except for the Equipment used to provide the Limited Construction Services set forth in Article III below, ART shall provide, but own and retain title to, the Equipment used to provide Services. In the event the FCC requires Licensee to own or control the Equipment, the parties shall negotiate in good faith a lease or other arrangement which satisfies such FCC requirement and recognizes ART's investment in such Equipment. The lease or other arrangement shall terminate immediately upon the termination of this Agreement, and Licensee shall cooperate in good faith so that ART may take possession of the Equipment immediately. Licensee shall return such Equipment to ART in good condition, except for normal wear and tear.

2.6 For any ART owned Equipment, Licensee shall keep and maintain such Equipment free and clear of all liens, charges, security interests and encumbrances (except any placed thereon by or with the written consent of ART). Licensee shall take all appropriate measures to secure the


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Equipment on premises it owns or controls from loss, destruction or damage, including but not limited to: physical security, including without limit barriers, limited and locked access, posted warnings and training of those with access; electronic security including without limit periodic audits of its telecommunications systems and passwords; environmental controls; and suitable power supplies.

2.7 Each Party (the "Sending Party") will notify the other in writing at least four (4) business days in advance of any pending Circuit activation to ensure interference free communications between the customers of the Parties. When ART is the Sending Party, the notification will include location of the Circuit link, frequency channel plan, the type of radio equipment to be installed, that no frequency interference exists as determined in good faith by ART. If Licensee is the Sending Party, the notification will include location of the Circuit link, frequency channel plan, the type of radio equipment to be installed and such other information or forms as the Parties may mutually agree upon. The other Party will supply the Sending Party with written notification of acceptance within three (3) business days of receiving the notice. If the other Party does not provide written notification of acceptance within three (3) business days, the Sending Party will deem its notice as accepted.

2.8 The Parties agree that they will take all appropriate steps to ensure that each Party and their customers are protected from unacceptable interference in accordance with the FCC's interference standards and that the first Party to install a Circuit along a path shall be protected against interference from all subsequent Circuits. The Parties also agree that they will take all appropriate steps to ensure that third party users of radio spectrum are protected from unacceptable interference in accordance with the FCC's interference standards. In the event any third party notifies Licensee or ART of interference caused by operation of a Circuit, the Party (Licensee or ART) responsible for ordering and installing the interfering Circuit, shall take all appropriate measures to resolve such claim of interference, including, but not limited to, defending such claim before the FCC.

                                   ARTICLE III
                          LIMITED CONSTRUCTION SERVICES

3.1 ART shall exercise best efforts, subject to Licensee's oversight and control, to place Circuits and/or 38 GHZ facilities ("Facilities") into Licensed Operation in each of the Service Areas in a timely manner in accordance with (i) the FCC's construction requirements at the time of such installation and (ii) criteria to be mutually-agreed upon from time to time by the parties based upon good faith negotiations. ART acknowledges that the intent of this Section 3.1 is to ensure that there is substantially no risk that any of Licensee's Authorizations will be forfeited due to failure to satisfy the FCC's Construction requirements.

3.2 In the event that the FCC Construction requirements change to require additional Facilities be constructed after the initial Facilities are installed in accordance with Section 3.1, ART, at its sole option, may elect to satisfy such new Construction requirements. ART shall give Licensee Notice of its decision of whether it will satisfy the new Construction requirements. In the event ART elects not to satisfy the new Construction requirements, and so Notifies Licensee, Licensee may, at its option, terminate this Agreement. In the event (i) of such termination and (ii) Licensee, its agents,


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representatives or contractors satisfy the new Construction requirements, ART shall have the rights with respect to Customers as set forth in Section 10.5.

3.3 Licensee shall own the Equipment used to provide the Limited Construction Services pursuant to this Article III. ART shall procure and purchase the Equipment in order to take advantage of ART's volume discounts with its preferred vendors. ART shall sell the Equipment used to provide the Limited Construction Services to Licensee at its direct costs, amortized equally over the Initial Term of the Agreement, simultaneously with the Equipment being placed into Licensed Operation. Simultaneously with the sale of the Equipment from ART to Licensee, Licensee shall enter into an Equipment lease agreement ("Lease") with ART. The terms of the Lease shall be satisfactory to Licensee. The Lease shall, among other usual and customary terms permit ART to provide services to its customers using seventy-five percent (75%) of the full capacity of the Equipment, subject to any prior arrangement by Licensee to use all or part of the capacity for its Service. Licensee shall retain the use of twenty-five percent (25%) of the capacity for servicing Licensee's customers. The monthly Lease payments from ART shall equal the monthly installment sale payments set forth above from Licensee, except to the extent that Licensee uses a part of the Equipment for Service, in which case the Lease payments shall be reduced proportionately. In addition to Licensee controlling the portion of the facilities used by ART pursuant to this Service Agreement to provide service to ART's customers, the parties also shall enter into a Management Agreement, which shall be consistent with FCC requirements and which shall provide for ART to manage the Equipment and the services that it provides to Licensee's customers pursuant to the Limited Construction Services of this Article III, under the supervision and direction of Licensee. The terms of the Management Agreement shall be mutually satisfactory. It is the parties' intention to execute the Lease and the Management Agreement within ten (10) days of the date hereof. Execution of the Lease and Management Agreement is a condition precedent to the effectiveness of this Agreement.

3.4 Each Party (the "Sending Party") will notify the other in writing at least four (4) business days in advance of any pending Circuit activation to ensure interference free communications between the customers of the Parties. When ART is the Sending Party, the notification will include location of the Circuit link, frequency channel plan, the type of radio equipment to be installed, that no frequency interference exists as determined in good faith by ART. If Licensee is the Sending Party, the notification will include location of the Circuit link, frequency channel plan, the type of radio equipment to be installed and such other information or forms as the Parties may mutually agree upon. The other Party will supply the Sending Party with written notification of acceptance within three (3) business days of receiving the notice. If the other Party does not provide written notification of acceptance within three (3) business days, the Sending Party will deem its notice as accepted.

3.5 Licensee and ART shall ensure that the Equipment remains personal property and that it does not become in any manner embedded in, affixed or attached to real property or any building thereon. Licensee shall keep and maintain the Equipment free and clear of all liens, charges, security interests and encumbrances (except any placed thereon by or with the consent of ART) Licensee shall take all appropriate measures to secure the Equipment on premises it owns or controls from loss, destruction or damage, including but not limited to: physical security, including without limitation barriers,


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limited and locked access, posted warnings and training of those with access, electronic security including without limit periodic audits of its telecommunications systems and passwords; environmental controls; and suitable power supplies.

                                   ARTICLE IV
                                     PAYMENT

4.1 ART shall pay to Licensee as full consideration for each Circuit that it places into Operation pursuant to Article II a monthly fee of: (i) $25 for transmitting the equivalent of a DS-1 on a Circuit, provided that in no event shall such fee exceed $200; and (ii) $200 for each Circuit using a DS-3 radio. The fees under subsection (i) of this Section 4.1 are not dependent upon the capacity of the Equipment (for example, if only the equivalent of two DS-1's are transmitted using a 4DS-l radio, the monthly fee would be $50). Repeaters used to extend a Circuit beyond the normal transmission range and traversing more than one link will be treated as a single Circuit.

4.2 Payment shall be due within thirty (30) days after the end of each month ("Payment Due Date").

                                    ARTICLE V
                             RIGHT OF FIRST REFUSAL

5.1 Subject to FCC approval, in the event that Licensee, at any time during the term of this Agreement, shall receive from any third party (i) a bona fide offer to purchase the Authorizations at a price and upon terms acceptable to Licensee, or (ii) an acceptance of any offer made by Licensee to sell the Authorizations (which offer must be subject to the rights of ART contained in this Article V) Licensee shall give written notice thereof to ART. Such notice shall set forth the material terms upon which the sale or purchase is to be made and the consideration to be paid by the proposed buyer. ART shall have the right and option (but not any obligation) to purchase the Authorizations, at its election, upon the equivalent price and material terms and conditions as set forth in the offer, by giving Licensee written notice of its election to purchase within thirty (30) days following receipt of such notice. If ART elects to acquire the Authorizations, Licensee shall sell, and ART shall buy, subject to FCC approval, the Authorizations for an equivalent price and material terms and conditions contained in the notice, except that the consummation time period set forth below in this Section 5.1 shall apply. ART shall have one hundred eighty (180) days from receipt by Licensee of ART's notice of its election to purchase the Authorizations to consummate the purchase transaction, unless a longer period is provided in the terms and conditions of the offer received by Licensee or due to FCC regulations, policy or approval. The parties shall execute such documents as may be reasonably necessary to effectuate the sale or transfer. In the event that ART gives Licensee written notice of its election to purchase and the purchase transaction is not consummated within the applicable 180 day, or longer, period provided for in this Section 5.1, then ART shall pay to ICG within ten (10) business days of the expiration of the applicable consummation period the sum of One Hundred Thousand Dollars ($100,000).

5.2 If ART elects not to exercise its rights under this Article V, either in writing or by its failure to make the election within the thirty (30) day period. Licensee shall have the right to sell or


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otherwise transfer the Authorizations to the proposed buyer that made the bona fide offer to Licensee for the consideration and material terms and conditions as disclosed to ART. If any of the material terms or conditions of the offer are changed prior to the sale or transfer to the proposed buyer, Licensee shall repeat this right of first refusal procedure, setting forth all the modified terms.

5.3 The transfer of Authorizations between the Affiliates or subsidiaries of PEDTS, between the Affiliates or subsidiaries of ICG or between PEDTS or its Affiliates and subsidiaries and ICG or its Affiliates or subsidiaries shall not trigger ART's rights of first refusal under this Article V.

                                   ARTICLE VI
                      ART's REPRESENTATIONS AND WARRANTIES

In addition to any express agreements of ART contained herein, the following constitute representations and warranties of ART to Licensee:

6.1 ART has all requisite corporate power and authority, and as of the date hereof will have taken all requisite corporate action, to execute, deliver and perform this Agreement.

6.2 All requisite action (corporate, trust, partnership or otherwise) has been taken by ART in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is, required.

6.3 ART has sufficient staff and sufficient industry experience to perform its obligations hereunder, including without limitation prior frequency coordination and radio frequency engineering to ensure operations that are free of unacceptable interference, in accordance with FCC rules and industry standards, on a timely basis.

6.4 Neither the execution and delivery of this Agreement, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any agreements or instruments to which ART is a party.

6.5 No representation, warranty or statement of ART in this Agreement or in any document, certificate or exhibit furnished to Licensee pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

6.6 ART shall promptly notify Licensee of any changes in any condition or status with respect to the Authorizations or of any event or circumstance which makes any representations or warranty of Licensee under this Agreement untrue or misleading, or any covenant of Licensee under this Agreement incapable or less likely of being performed, it being understood that ART's obligation to provide notice to Licensee shall in no way relieve ART of any liability for a breach by ART of any of its representations, warranties or covenants under this Agreement.


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                                   ARTICLE VII
                    LICENSEE's REPRESENTATIONS AND WARRANTIES

In addition to any express agreements of Licensee contained herein, the following constitute representations and warranties of Licensee to ART:

7.1 Licensee has all requisite corporate power and authority, and as of the date hereof has taken all requisite corporate action, to execute, deliver and perform this Agreement.

7.2 All requisite action (corporate, trust, partnership or otherwise) has been taken by Licensee in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is, required.

7.3 Exhibit is true and correct to the best knowledge of Licensee. Licensee has full right and authority to be the licensee and is fully qualified under FCC rules and policies to be a licensee. ART expressly acknowledges that four (4) of these Authorizations (covering Santa Monica, Ventura, Palm Springs, and San Diego) have discrepancies between the applied for, coordinated and licensed service areas. These discrepancies currently are being evaluated by a subcontracted engineering firm with the intent to correct them at the FCC. ART understands that Licensee has no control over the subsequent action of the FCC regarding these particular Authorizations.

7.4 With the exception of the four Authorizations specifically identified in
Section 7.3, the Authorizations (i) were duly issued by the FCC to Licensee, or if to a predecessor of Licensee authority for transfer to Licensee has been duly given, (ii) are in full force and effect, and (iii) contain all of the conditions placed upon them, except as found in the FCC rules.

7.5 Licensee has secured all governmental approvals, including without limitation approvals from the FCC, necessary for Licensee to be the holder of the Authorizations. Licensee is fully qualified to be a licensee of the FCC. Licensee has filed, on a timely basis, all reports required by the FCC and other governmental agencies. There are no pending or threatened actions, orders or claims that would invalidate, void, cancel or rescind the Authorizations or that would materially interfere with or restrict ART's Use of the Authorizations.

7.6 Licensee has no knowledge of any reason or of any action or inaction or any threat of action that would interfere with ART's exercise of each of its rights under this Agreement to Use of the Authorizations.

7.7 There are no pending and, to the best of Licensee's knowledge, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting the Authorizations or in which Licensee is, or to the best of Licensee's knowledge will he, a party by reason of Licensee's holding the Authorizations.

7.8 Licensee has not granted any other rights or entered into any other agreements that would interfere with or restrict ART's use of the Authorizations, including, without limitation, any other


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contracts for the right to use or sale of the Authorizations, rights of first refusal or options to purchase the Authorizations.

7.9 Neither the execution and delivery of this Agreement, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any agreements or instruments to which Licensee is a party.

7.10 To the best of Licensee's knowledge, there are no violations of governmental regulations relating to the Authorizations. To the best of Licensee's knowledge, ART's use of the Authorizations, subject to Licensee's full oversight and control as required by the FCC rules and policies, will not violate any Governmental Regulations.

7.11 Licensee shall promptly notify ART of any changes in any condition or status with respect to the Authorizations or of any event or circumstance which makes any representations or warranty of Licensee under this Agreement untrue or misleading, or any covenant or ART under this Agreement incapable or less likely of being performed, it being understood that Licensee's obligation to provide notice to ART shall in no way relieve Licensee of any liability for a breach by Licensee of any of its representations, warranties or covenants under this Agreement.

7.12 No representation, warranty or statement of Licensee in this Agreement or in any document, certificate or exhibit furnished to ART pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

                                  ARTICLE VIII
                              GOVERNMENTAL FILINGS

8.1 Licensee shall bear ultimate responsibility for, and shall bear all costs for, all filings with: (i) the FCC, including without limitation Form 494As;
(ii) state utility commissions; and (iii) any other governmental body that requires Licensee to be the filer (collectively "Official Filings"). ART shall fully cooperate with Licensee's Official Filings by supplying all information that is in the possession of ART or that can be readily obtained by ART and that is not in the possession of Licensee.

8.2 ART shall be responsible for, arid shall bear all costs for all firings that are caused by the provision of Services to itself or its Customers through ART's right to Use under Article II, including without limitation local permits that are necessary to install or operate The 38 GHZ facilities.

8.3 Licensee shall exercise reasonable efforts to seek renewal of each of its Licenses in accordance with FCC rules and to protect the validity of its Authorizations provided that Licensee shall not be obligated to seek reinstatement of its Authorizations should they expire or to seek reinstatement of its Authorizations should they be revoked or rescinded by a Final Order.


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8.4 In the event that any action is brought or threatened against ART or
Licensee by a third party or any governmental or judicial body with jurisdiction alleging ART's misuse of the Authorizations, ART shall exercise reasonable efforts to defend Licensee and the validity of the Authorizations from such action, including responsibility for all reasonable costs and expenses, including attorney's fees. "Misuse" as used in this Section 8.4 shall not include any actions against ART or Licensee or challenging the validity of the Authorizations based upon this Agreement or the other agreements referenced herein or related hereto. Notwithstanding anything to the contrary contained in this Section 8.4, ART shall have no obligation to seek to change or modify any FCC or state utility commission rules or to otherwise participate in any FCC or state utility commission proceedings of general applicability that might effect the Authorizations or ART's obligations under this Agreement.

                                   ARTICLE IX
                                      TERM

The initial term of this Agreement shall be five (5) years from the date of execution ("Initial Term"). This Agreement shall automatically renew for a three
(3) year term at the end of the Initial term ("First Successor Term") unless either Party gives Notice of termination no less tan one hundred twenty (120) days in advance of the end of the Initial Term. This Agreement shall automatically renew for a two (2) year term at the end of the First Successor Term unless either Patty gives Notice of termination no less than one hundred twenty (120) days in advance of the end of the First Successor Term.

                                    ARTICLE X
                                   TERMINATION

10.1 Either Party shall have a right to terminate this Agreement in the event that the other Party commits a material breach of this Agreement and the breach remains uncured for a period of thirty (30) days following Notice from the non-breaching Party of the breach ("Initial Cure Period") in sufficient detail to alert the breaching Party of the nature of the breach, provided that a longer cure period shall be negotiated by the Parties if the nature of the alleged breach does not permit cure within the Initial Cure Period.

10.2 Licensee shall have the right to terminate ("Licensee's Termination Right") this Agreement in the event that ART is found to have violated any rule, policy or Final Order of the FCC, any state utility commission, any local or municipal agency or other governmental or judicial body with jurisdiction. The Licensee's Termination Right shall arise by virtue either of a court of competent jurisdiction or arbitrator finding of such violation or ART receiving actual notice from the agency responsible for the Final Order, in which case ART shall have thirty (30) days to cure such violation, provided that, if the Final Order provides for a shorter period of time by which ART must abide by the terms of the Final Order, the cure period shall be coextensive with the period provided for in the Final Order. Licensee shall have the right to terminate this Agreement immediately if the FCC's rules and policies concerning Licensee control so require.


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10.3 In the event that this Agreement is terminated pursuant to Sections 10.1,
ART shall be granted the option to continue to provide Service to those Customers that were being served on the date of the Notice or the date of the issuance of the Final Order, under the provisions of this Agreement, for a period of up to one-hundred twenty (120) days following the effective date of the termination; provided that ART shall discontinue any Service that is required to be terminated at such earlier date by the Final Order or if Licensee is so ordered by the FCC.

10.4 In the event that this Agreement is found by a Final Order of the FCC or by a court of competent jurisdiction to be invalid or illegal, Licensee has the right to terminate this Agreement and require ART Immediately ICG cease operations.

10.5 In the event that this Agreement is terminated by Notice not to renew in accordance with Article IX, ART shall be granted the option to continue to provide Service to those Customers that were being served on the date of the expiration of this Agreement and to add Circuits to those Customers if the Circuits are co-terminus with Circuits for such Customers in effect as of the termination date, under the provisions of this Agreement, for a period of up to two (2) years following the effective date of the termination.

10.6 The remedy provided in this section for a breach is not exclusive and the Party asserting the breach may avail itself of all other remedies available at law or equity.

10.7 In the event Licensee sells, transfers, assigns or otherwise disposes (which sale, transfer, assignment or disposition is not in breach of Article V) of the Authorizations to a Person other than ART, this Agreement shall remain in full force and effect and shall be binding upon such other Person. In connection with such sale, transfer, assignment or disposition, Licensee shall disclose this Agreement to such other Person and require such other Person to execute an assignment and assumption agreement. Nothing in this agreement shall be construed as preventing Licensee's or ART's, successors, or assigns from using the Authorizations provided that usage is in accordance with Section 2.7 of this Agreement.

                                   ARTICLE XI
                            CONFIDENTIAL INFORMATION

11.1 In connection with this Agreement, each party may disclose or otherwise make available certain data or information to the other party, which data or information the disclosing party considers to be confidential and proprietary. As used herein, "Confidential Information," means any non-public information, including Vendor lists, business plans and proposals, financial information, marketing information, problem solving methods, implementation steps, know-how, technology, trade secrets and drawings and renderings related to each party's ongoing and proposed businesses, products and services which is being provided or which has been provided to the receiving party by the disclosing party, or which is obtained by the receiving party from its meetings and contacts with the disclosing party, or any information derived by receiving party from information so provided or obtained. Confidential Information includes all written or electronically recorded materials identified and marked as confidential or proprietary or which on their face appear to be confidential or proprietary, and oral disclosures of Confidential Information by the disclosing party which are identified as confidential or proprietary at the time of such oral disclosure.

11.2 Confidential Information does not include any of the following; (a) information that is or becomes part of the public domain without violation of this Agreement by the receiving party; (b) information that was known to or in the possession of the receiving party on a non-confidential basis prior to the disclosure to the receiving party by the disclosing party; information that was developed independently by the receiving party's employees, which employees have had no access to the Confidential Information; (d) information that is disclosed to the receiving party by a third party under no obligation of confidentiality to the disclosing party and without violation of this Agreement by the receiving party; or (e) is authorized by the disclosing party in writing for disclosure or release by the receiving party.

11.3 The parties agree: (a) to treat and keep as confidential and proprietary all Confidential Information disclosed by the other party; (b) to advise each employee to whom any Confidential Information is to be made available of the confidential nature of such Confidential Information and of the terms of this Agreement; to promptly return to the disclosing party (or its designees), upon the disclosing party's request, all Confidential Information and all copies thereof and to delete from electronic memory such Confidential Information.

11.4 The parties agree to keep confidential the terms of this Agreement, including but not limited to information relating to the prices charged and services provided by ART. The parties further agree that any disclosures concerning this Agreement or the terms and conditions shall require the mutual written consent of ART and Licensee, except as to such disclosures that may be required to comply with securities laws, court order or similar order of an administrative or regulatory agency, and in connection with relevant governmental agency communications. Notwithstanding the foregoing, either party shall be entitled to disclose this Agreement and the terms and conditions to its financing sources, and to its auditors, attorneys and other agents to the extent necessary to enforce such party's right or perform its obligations pursuant to this Agreement; provided that such financing sources, auditors, attorneys and other agents keep such information confidential.

11.5 The obligations of the Parties under this Article XI is intended to survive the execution, delivery, performance and termination of this Agreement, and shall so survive and shall continue in force and effect until the applicable limitations period has expired.

                                   ARTICLE XII
                                 INDEMNIFICATION

12.1 Licensee hereby agrees to indemnity ART against, and to hold ART harmless from, all losses, damages, costs and expenses, including without limitation reasonable legal fees and disbursements, incurred by ART arising from acts, occurrences or matters the existence or occurrence of which constitute a violation of one or more representations, warranties or covenants of Licensee hereunder, and do not relate to obligations or liabilities expressly assumed by ART hereunder; provided, however, nothing contained herein shall obligate Licensee with respect to, or negate or modify any liability of ART for breach of ART's representations, warranties and covenants in this Agreement. Licensee shall further indemnify, defend and hold harmless ART from and against claims of third parties for property damage or personal injury arising out of the negligent or willful acts or omissions of Licensee, its agents, employees, contractors or representatives.

12.2 ART hereby agrees to indemnity Licensee against, and to hold Licensee harmless from, all losses, damages, costs and expenses, including without limitation legal fees and disbursements, incurred by Licensee arising from acts, occurrences or matters the existence or occurrence of which constitute a violation of one or more representations, warranties or covenants of ART hereunder, and do not relate to obligations or liabilities expressly assumed by Licensee hereunder; provided, however, nothing contained herein shall obligate ART with respect to, or negate or modify any liability of Licensee for breach of Licensee's representations, warranties and covenants in this Agreement. ART shall flintier indemnity, defend and hold harmless Licensee from and against claims of third parties for property damage or personal injury arising out of the negligent or willful acts or omissions of ART, its agents, employees, contractors or representatives.

                                  ARTICLE XIII
                         LIMITATION ON ART's LIABILITIES

EXCEPT AS EXPRESSLY SET FORTH HEREIN, ART MAKES NO WARRANTIES OF ANY KIND WITH RESPECT TO ANY OF THE EQUIPMENT, SERVICES AND RELATED SUPPORT SERVICES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION.

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1 ART expressly acknowledges that Licensee is required by FCC rules to maintain ultimate control over the facilities used to provide Service. Licensee shall at all times maintain such ultimate control as required from lime to time by FCC rules and policies. Nothing in this Agreement shall be construed to limit such control by Licensee or for Licensee to have ceded such control in any way to ART. ART shall have no rights of use or control over the Authorizations except as set forth in this Agreement.

14.2 If any agency, including without limitation the FCC or a state public utility commission, or a judicial body, with jurisdiction, issues a Final Order invalidating or voiding any patty of this Agreement, or if, in the written opinion of counsel to Licensee that is an expert in FCC rules and policies there is a substantial likelihood that the FCC will so act and the action is likely to become a Final Order, then the parties shall negotiate in good faith to amend the Agreement to substitute a valid provision or provisions that most closely approximate the invalidated provision(s).

14.3 All questions concerning the validity and operation of this Agreement and the performance of the obligations imposed on the parties under this Agreement shall be interpreted and construed in accordance with the domestic laws of the State of Washington even if its choice of law provisions or statutes are in conflict with this requirement.

14.4 Licensee expressly agrees that ART may use any subcontractor that it chooses without prior approval for installation, maintenance, restoral and other field service functions, and for any other ART obligations under this Agreement; provided that the use of subcontractors shall not relieve ART of any of its obligations hereunder.

14.5 Either Party may assign this Agreement (i) without notice or consent, to any Affiliate that agrees in writing to be bound by the terms hereof or (ii) to any other entity that expressly assumes in writing the terms and conditions of this Agreement upon prior written consent from the other Party, which consent shall not be unreasonably withheld.

14.6 This Agreement is made solely for the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

14.7 The parties agree that all disputes, claims or controversies between them arising out of or relating to this Agreement shall be settled as set forth in this section 14.7. For the period of 15 days after Notice from either party, the parties shall attempt in good faith to resolve the dispute by direct negotiation of non-lawyer representatives of the parties. If the parties do not resolve the dispute within such 15 day period, either party may submit the matter to a professional mediation service selected by the parties. If the parties do not resolve the dispute through mediation within an additional 30 day period, either party may file a claim in a court of competent jurisdiction or otherwise pursue all applicable legal remedies. The cost of mediation, including the fees and expenses of the mediator, shall be paid equally by the parties.

14.8 It is agreed and understood that neither party is an agent, employee or legal representative of the other, and has no authority to bind the other in any way. Nothing in this Agreement shall be deemed to constitute ART and Licensee as partners, joint venture partners, or otherwise associated in or with the business of the other, and neither party shall be liable for the debts, accounts, obligations or other liabilities of the other party, its agents or employees. Neither party is authorized to incur debts or other obligations of any kind on the part of or as agent for the other.

14.9 Neither party shall make any press release or other public announcement of or otherwise disclose this Agreement, its contents, or the transactions herein contemplated without the prior written approval of the other party unless required by law, regulation, court order or rule of any securities exchange, in which case the disclosing party shall promptly inform the other party of such disclosure and shall permit it to intervene to object if such is permitted. The foregoing shall not prohibit either party from disclosing this Agreement or its contents to its attorneys, accountants or other advisors provided they are informed of and bound by this Section 14.9 and Article XI.

Nothing contained in this Agreement shall preclude disclosures necessary to comply with accounting and Securities and Exchange Commission ("SEC") disclosure obligations and other disclosure obligations imposed by law, and in that regard ART may file with the SEC reports, including, without limitation, SEC registration statements or amendments thereto under the Securities Act of 1933, as amended, which include a prospectus containing any information required to be included therein and thereafter distribute said prospectus Licensee will cooperate with ART and provide such information and documents as may be required in connection with any such filings.


14.10 NEITHER PARTY SHALL BE LIABLE FOR DELAYS IN PERFORMANCE, OR FAILURE TO PERFORM THIS AGREEMENT OR ANY OBLIGATIONS HEREUNDER, WHICH ARE ATTRIBUTABLE TO CAUSES BEYOND ITS REASONAI3LE CONTROL, INCLUDING BUT NOT LIMITED TO, OBSTRUCTION OF LINE OF SIGHT BETWEEN SITES, FIRE, FLOOD, EPIDEMIC, EARTHQUAKE, ACT OF GOD, LIGHTENING, PUBLIC POWER FAILURE OR SURGE, EXPLOSION, STRIKE OR OTHER LABOR DISPUTE, RIOT OR CIVIL DISTURBANCE, WAR OR ARMED CONFLICT, OR ANY OTHER SIMILAR OCCURRENCE NOT WITHIN ITS REASONABLE CONTROL.

14.11 All notices, demands or other communications which are required or may be given under this Agreement shall be given or made in writing, and shall be delivered personally or by overnight air courier or first class certified or registered mail, return receipt requested and postage prepaid to the persons and addresses listed below, or to such other persons and/or address as the party to whom notice is to be given has furnished to the other party. Each such notice, demand or other communication shall, simultaneously with its being delivered to the courier or messenger for delivery or placed in the mail, be sent by facsimile or comparable electronic means. All notices and other communications hereunder shall be deemed to have been given: (a) on the date of delivery if personally delivered on a business day or, if not delivered on a business day, the first business day thereafter; (b) on the first business day after the date sent if sent by overnight air courier; or (c) on the fifth business day after the date Sent if sent by mail.

If to ART:                                   If to Licensee;

Steven D. Comrie                             PEDTS
President                                    ___________________________________
500 108th Ave, NE, Suite 2600                ___________________________________
Bellevue, WA 98004                           ___________________________________
Tel: 206-688-8700                            Tel:_______________________________
Fax: 206-688-0703                            Fax:_______________________________

with copy to:

General Counsel's Office                     ICG
500 l08th Ave, NE, Suite 2600                ___________________________________
Bel1evue, WA 98004                           ___________________________________
Attn: Thomas M. Walker, Esq.                 ___________________________________
Tel: 206-688-8700                            Tel:_______________________________
Fax: 206-688-0703                            Fax:_______________________________

14.12 All Section Headings used in this Agreement are for convenience or reference only and are not intended to define or limit the scope of any provisions of this Agreement.

14.13 No waiver of any right or remedy in respect to any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such an occurrence or event on any other occasion.

14.14 Except as provided in Section 14.2, if any portion of this Agreement is held to be invalid by a court of competent jurisdiction, that provision shall become ineffective and unenforceable. The parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement and they further agree to substitute for the invalid provision a valid provision that most closely approximates the effect and intent of the invalid provision.

14.15 The words and phrases used herein shall have the meaning generally understood in the telecommunications industry and the microwave radio industry. This Agreement shall be construed in accordance with its fair meaning and nor for or against either party because of the identity of the party drafting or proposing a provision.

14.16 This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and deemed effective and binding if executed and exchanged by facsimile, provided that promptly thereafter original signatures are exchanged.

14.17 This Agreement and all Attachments hereto constitute the entire agreement between the parties hereto and supersedes all prior representations, agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter. This Agreement allocates the risks of loss among the parties according to their express agreement, which allocation is reflected in the charges and terms and conditions set forth herein. Except as otherwise provided for herein, this Agreement may not be released, discharged, amended or modified in any way except by a writing that expressly refers to this Agreement and is executed by all parties hereto.

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned parties have duly executed this Agreement effective as of the date first above written.

ART:                                         LICENSEE:

ADVANCED RADIO TECHNOLOGIES                  PACIFIC & EASTERN DIGITAL
CORPORATION, a Delaware                      TELECOM SERVICES, INC.
Corporation                                  a ________________ Corporation


By:____________________________              By:____________________________
Name:__________________________              Name:__________________________
Title:_________________________              Title:_________________________


                                             ICC TELECOM GROUP, INC.
                                             a Colorado Corporation

                                             By:____________________________
                                             Name:__________________________
                                             Title:_________________________

                                                                       EXHIBIT 1

     Location         FCC File #      Call Sign                 Latitude/Longitude Block
     --------         ----------      ---------                 ------------------------
Beverly Hills, CA    565-CF-P/L-92      WMW449    34-22-30N/118-30-00W  33-40-00N/118-22-30W
Los Angeles, CA      566-CF-P/L-92      WMW450    34-22-30N/118-22-30W  33-37-30N/118-07-30W
* Palm Springs, CA   567-CF-P/L-92      WMW451    34-52-30N/116-30-30W  33-45-00N/116-22-30W
Riverside, CA        568-CF-P/L-92      WMW452    34-00-00N/117-30-00W  33-52-00N/117-15-00W
Santa Barbara, CA    569-CF-P/L-92      WMW453    34-30-00N/120-00-00W  34-22-30N/119-22-30W
San Bernardino, CA   570-CF-P/L-92      WMW454    34-15-00N/117-30-00W  34-00-00N/117-07-30W
* Santa Monica, CA   571-CF-P/L-92      WMW455    34-30-00N/119-00-00W  34-07-30N/118-30-00W
* San Diego, CA      572-CF-P/L-92      WMW456    32-52-30N/117-15-00W  33-32-43N/116-52-30W
Santa Anna, CA       573-CF-P/L-92      WMW457    34-15-00N/118-07-30W  33-37-30N/117-45-00W
* Ventura, CA        574-CF-P/L-92      WMW458    34-30-00N/119-22-30W  34-07-30N/119-00-00W

* The Parties acknowledge that these licenses have discrepancies as set forth in
Section 7.3.